UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 15, 2007
HAIGHTS CROSS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(IRS Employer Identification No.)

10 New King Street White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Effective August 15, 2007, Haights Cross Operating Company (the “Borrower”) terminated its Revolving Credit Agreement (the “ Credit Agreement”), dated as of August 20, 2003, by and among the Borrower, the several lenders from time to time parties thereto (the “Lenders”), Bear Sterns Corporate Lending Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), and The Bank of New York (“BNY”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) as amended by Amendment No. 1 and Waiver No. 1, dated as of January 26, 2004, Amendment No. 2 and Waiver No. 2, dated as of April 14, 2004, Amendment No. 3 and Consent No. 3, dated as of December 1, 2004, Amendment No. 4 and Waiver No. 3, dated as of March 31, 2005, Amendment No. 5 and Consent No. 4, dated as of March 31, 2005, Amendment No. 6 dated March 30, 2006 and Amendment No. 7 and Waiver No. 4 dated March 28, 2007. Under the terms of the Credit Agreement, the Borrower could borrow up $30,000,000. Haights Cross Communications, Inc. (“HCCI”) was effecting a recapitalization of its capital stock pursuant to the terms of that certain Recapitalization Agreement dated June 29, 2007 by and among HCCI and the Investors listed therein (the “Recapitalization Agreement”). Pursuant to the terms of the Recapitalization Agreement, HCCI was required to receive a waiver from the Lenders under Section 8(k) of the Credit Agreement but HCCI was not able to secure such a waiver from the Lenders. The Investors waived the requirement under Recapitalization Agreement conditioned upon the termination of the Credit Agreement. There were no penalties incurred in connection with termination.
Item 8.01. Other Events.
On August 15, 2007, HCCI issued a press release announcing the close of its recapitalization. The text of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Haights Cross Communications, Inc. on August 15, 2007

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAIGHTS CROSS COMMUNICATIONS, INC.
Date: August 21, 2007
	By:	/s/ Paul J. Crecca
		Name:	Paul J. Crecca
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Haights Cross Communications, Inc. on August 15, 2007